As filed with the Securities and Exchange Commission on March 29, 1996.
                                        Registration No. 33-___________
------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                               Furon Company
           (Exact name of registrant as specified in its charter)
                             ___________________

            California                              95-1947155
  (State or other jurisdiction of                (I.R.S. Employer
  incorporation or organization)                Identification No.)

         29982 Ivy Glenn Drive, Laguna Niguel, California 92677-2044
                  (Address of principal executive offices)

                   Furon Company 1995 Stock Incentive Plan
                          (Full title of the plan)

                              Donald D. Bradley
                        General Counsel and Secretary
         29982 Ivy Glenn Drive, Laguna Niguel, California 92677-2044
                   (Name and address of agent for service)
                             ___________________

         Telephone number, including area code, of agent for service:
                                (714) 831-5350
                             ___________________

                      CALCULATION  OF REGISTRATION  FEE




                                  Proposed      Proposed
                                  maximum       maximum
Title of          Amount          offering      aggregate       Amount of
securities        to be           price         offering        registration
to be registered  registered      per share     price           fee
----------------------------------------------------------------------------
Common Stock,    500,000<F1>,<F2>  $21.4375<F3> $10,718,750<F3> $3,697<F3>
without par value  shareS
----------------------------------------------------------------------------

<F1> This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus, and, pursuant to Rule 416 under the Securities Act of 1933, an indeterminate number of shares, options and rights which by reason of certain events specified in the Plan may become subject to the Plan.

<F2> Each share is accompanied by a common share purchase right pursuant to the Registrant's Rights Agreement, dated March 21, 1989, as amended, with The Bank of New York, as Rights Agent.

<F3> Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on March 26, 1996, as reported on The New York Stock Exchange, Inc. and as published in the Western Edition of The Wall Street Journal.



                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.     Incorporation of Certain Documents by Reference

            The following documents of Furon Company (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

      (a) Annual Report on Form 10-K for the Company's fiscal year ended February 3, 1996; and

      (b) The description of the Company's Common Stock contained in its Registration Statements on Form 8-A, each dated and filed with the Commission on January 23, 1995, and any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

            The Company's Common Stock, without par value (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


Item 5.     Interests of Named Experts and Counsel

            The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Donald D. Bradley. Mr. Bradley is General Counsel and Secretary of the Company and is compensated as an employee of the Company and is the holder of options to acquire shares of the Company's Common Stock.


Item 6.     Indemnification of Directors and Officers

            The Company's Restated Articles of Incorporation contain a provision which eliminates the liability of directors for monetary damages to the fullest extent permissible under California law. The General Corporation Law of California (the "Law") (i) eliminates the liability of directors for monetary damages in an action brought by a shareholder in the right of the Company (referred to herein as a "derivative action") or by the Company for breach of a director's duties to the Company and its shareholders and (ii) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided for (a) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (b) for acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification, (c) for any transaction from which a director or officer derives an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director's or officer's duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duty to the Company or its shareholders, and (f) for liabilities arising under
Section 310 (contracts in which a director has a material financial interest) and 316 (certain unlawful dividends, distributions, loans and guarantees) of the Law. In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

            The Amended and Restated Bylaws of the Company provide that indemnification for directors and officers must be provided to the fullest extent permitted under California law and the Company's Restated Articles of Incorporation. The Company has entered into indemnification agreements with its directors and officers which require that the Company indemnify such directors and officers in all cases to the fullest extent permitted by applicable provisions of the Law. The Company also maintains a directors' and officers' liability insurance policy insuring directors and officers of the Company.


Item 7.     Exemption from Registration Claimed

            Not applicable.


Item 8.     Exhibits

            See the attached Exhibit Index.


Item 9.     Undertakings

      (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                               (i)  To include any prospectus required
                  by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                              (ii)  To reflect in the prospectus any
                  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                              (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and
       (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Niguel, State of California, on March 26, 1996.


                               By: ____/s/J. Michael Hagan__
                                    J. Michael Hagan

                               Its: Chairman of the Board and
                                    Chief Executive Officer



                        POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints J. Michael Hagan and Donald D. Bradley, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                     Title                 Date



__/s/ J. Michael Hagan__   Chairman of the Board and       March 26, 1996
J. Michael Hagan         Chief Executive Officer
                         (Principal Executive Officer)

__/s/ Terrence A. Noonan__ President, Chief Operating      March 26, 1996
Terrence A. Noonan       Officer and Director


__/s/ Peter Churm__        Chairman Emeritus               March 26, 1996
Peter Churm


__/s/ Monty A. Houdeshell_ Vice President and Chief        March 26, 1996
Monty A. Houdeshell      Financial Officer
                        (Principal Financial Officer)


__/s/ Koichi Hosokawa__    Controller (Principal           March 26, 1996
Koichi Hosokawa          Accounting Officer)


__/s/ H. David Bright__    Director*                       March 26, 1996
H. David Bright


__/s/ Cochrane Chase__     Director                        March 26, 1996
Cochrane Chase


__/s/ William Cvengros__   Director*                       March 26, 1996
William D. Cvengros


__/s/ Bruce E. Ranck__     Director                        March 26, 1996
Bruce E. Ranck


__/s/ William C. Shepherd_ Director*                       March 26, 1996
William C. Shepherd


__/s/ R. D. Threshie__     Director                        March 26, 1996
R. David Threshie



_________________________________
*Member of Compensation Committee

                             EXHIBIT INDEX


Exhibit
Number      Description
------      ------------

4.         Furon Company 1995 Stock Incentive Plan.

5.         Opinion of Company Counsel (opinion re legality).

23.1       Consent of Ernst & Young LLP (Consent of
           Ernst & Young LLP Independent Auditors of the
           Registrant).

23.2       Consent of Company Counsel (included in
           Exhibit 5).

24.        Power of Attorney (included in this
           Registration Statement under "Signatures").